EXHIBIT 8


                      General Motors Acceptance Corporation
                        Mail Code 482-C16-B16 - Tax Staff
       300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48232-5123


                                  May 23, 2001


General Motors Acceptance Corporation
200 Renaissance Center
Detroit, Michigan 48265

Dear Sirs and Mesdames:

In connection with the General Motors Acceptance Corporation (the "Company") Prospectus for the proposed issue and sale of SmartNotes(tm) Due Nine Months to Thirty Years from Date of Issue (the "Notes"), I have acted as tax counsel to the Company, and in that capacity have furnished certain opinions to it. I hereby confirm to you that the opinion as set forth under the heading "United States Federal Taxation" in the Prospectus covering such Notes which is part of the registration statement to which this letter is attached as an exhibit. As indicated in the opinion, the discussion sets forth a general summary of certain United States Federal income tax consequences of the ownership and disposition of the Notes as applied to original holders purchasing Notes at the issue price. Holders are advised to consult their own tax advisors with regard to the application of the income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

I hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement, as amended, and to the reference to tax counsel under the heading "United States Federal Taxation" in the Prospectus. By providing the foregoing consent, I do not admit that tax counsel fall within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.


                                          Yours very truly,

                                          S/ NANCY ELLEN MCCARTHY
                                          ____________________________
                                             Nancy Ellen McCarthy
                                                 Tax Attorney